Exhibit 99.1

NEWS RELEASE

Westell Reports Fiscal 2019 Third Quarter Results
AURORA, IL, February 6, 2019 – Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of high-performance network infrastructure solutions, announced results for its fiscal 2019 third quarter ended December 31, 2018 (3Q19). Management will host a conference call to discuss 3Q19 results and plans for future growth tomorrow, Thursday, February 7, 2019, at 9:30 AM Eastern Time (details below).
Revenue was $10.7 million and comprised $2.8 million from the In-Building Wireless (IBW) segment, $5.1 million from the Intelligent Site Management (ISM) segment, and $2.8 million from the Communication Network Solutions (CNS) segment.
“As anticipated, ISM segment revenue rebounded in 3Q19, nearly doubling compared to 2Q19, driving an overall sequential quarterly revenue increase. Our IBW segment was affected by lower sales of DAS Conditioners. CNS, while seasonally lower, included increased traction for our new Fiber Access solutions. We also maintained our consolidated gross margin target of 40% or greater,” said Stephen John, President and Chief Executive Officer.  “Going forward, to meet our growth objectives and drive increased shareholder value, we expect to continue expanding our portfolio of Fiber Access solutions, co-developing an OnGo Small Cell targeted to the private LTE market, and aggressively pursuing inorganic initiatives across all three segments.”

	3Q19 3 months ended 12/31/18	2Q19 3 months ended 9/30/18	+ increase / - decrease
Revenue	$10.7M	$10.1M	+$0.6M
Gross Margin	42.8%	41.5%	+1.3%
Operating Margin	-16.0%	-17.4%	+1.4%
Net Income (Loss)	($1.6M)	($1.7M)	+$0.1M
Earnings (Loss) Per Share	($0.10)	($0.11)	+$0.01
Non-GAAP Operating Margin (1)	-5.4%	-6.2%	+0.8%
Non-GAAP Net Income (Loss) (1)	($0.4M)	($0.5M)	+$0.1M
Non-GAAP Earnings (Loss) Per Share (1)	($0.03)	($0.03)	$—
Non-GAAP Adjusted EBITDA (1)	($0.4M)	($0.5M)	+$0.1M
Ending Cash	$27.1M	$28.5M	-$1.4M
(1) Please refer to the schedule at the end of this press release for a complete GAAP to non-GAAP reconciliation and other information related to non-GAAP financial measures.
Cash was $27.1 million at December 31, 2018 compared to $28.5 million at September 30, 2018, due primarily to increased working capital and share repurchases.

In-Building Wireless (IBW) Segment
IBW’s segment sequential quarterly revenue decrease was due to lower sales of DAS conditioners and passive system components, partly offset by slight revenue increases for commercial repeaters and public safety products. IBW’s segment gross margin decrease was due primarily to the lower overall revenue.

($ in thousands)	3Q19 3 months ended 12/31/18	2Q19 3 months ended 9/30/18	+ increase / - decrease
IBW Segment Revenue	$2,794	$3,646	-$852
IBW Segment Gross Margin	38.3%	46.4%	-8.1%
IBW Segment R&D Expense	$682	$867	-$185
IBW Segment Profit	$387	$825	-$438

Intelligent Site Management (ISM) Segment
ISM’s segment sequential quarterly revenue increase was driven by a rebound in sales of remote units to a major domestic customer that had slowed significantly in the prior quarter and higher software revenue. ISM’s segment gross margin increase was driven by the revenue increase and a more favorable mix.

($ in thousands)	3Q19 3 months ended 12/31/18	2Q19 3 months ended 9/30/18	+ increase / - decrease
ISM Segment Revenue	$5,116	$2,646	+$2,470
ISM Segment Gross Margin	56.7%	53.7%	+3.0%
ISM Segment R&D Expense	$570	$558	+$12
ISM Segment Profit	$2,329	$864	+$1,465

Communication Network Solutions (CNS) Segment
CNS product lines are used primarily in the outdoor communication network; consequently, the October to December quarters tend to result in lower revenue. In 3Q19, CNS’s segment sequential quarterly revenue decrease was most affected by lower sales of Integrated Cabinets and Power Distribution products, partly offset by increased traction of our new Fiber Access solutions. CNS’s gross margin decrease was primarily due to the lower overall revenue.

($ in thousands)	3Q19 3 months ended 12/31/18	2Q19 3 months ended 9/30/18	+ increase / - decrease
CNS Segment Revenue	$2,812	$3,814	-$1,002
CNS Segment Gross Margin	22.1%	28.3%	-6.2%
CNS Segment R&D Expense	$484	$418	+$66
CNS Segment Profit	$138	$661	-$523

Conference Call Information
Management will discuss financial and business results and plans for future growth during the quarterly conference call on Thursday, February 7, 2019, at 9:30 AM Eastern Time. Investors may quickly register online in advance of the call at https://www.conferenceplus.com/Westell. After registering, participants receive dial-in numbers, a passcode and a registration ID that is used to uniquely identify their presence and automatically join them into the audio conference. Participant may also register by telephone on the day of the conference by calling (888) 206-4065 no later than 8:15 AM Central Time (9:15 AM Eastern Time) and providing the operator confirmation number 48142312.

This news release and related information that may be discussed on the conference call will be posted on the Investor Relations section of Westell's website: http://ir.westell.com. A digital recording of the entire conference will be available for replay on Westell's website by approximately 12:00 PM Eastern Time following the conclusion of the conference call.
About Westell Technologies
Westell is a leading provider of high-performance network infrastructure solutions focused on innovation and differentiation at the edge of communication networks where end users connect. The Company's portfolio of products and solutions enable service providers and network operators to improve performance and reduce operating expenses. With millions of products successfully deployed worldwide, Westell is a trusted partner for transforming networks into high-quality reliable systems. For more information, please visit www.westell.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained herein that are not historical facts or that contain the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “plan,” “should,” or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties.  Actual results may differ materially from those expressed in or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, customer spending patterns, need for financing and capital, economic weakness in the United States (“U.S.”) economy and telecommunications market, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions, and the imposition of new, or changes in existing duties and tariffs), the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the ability to successfully consolidate and rationalize operations, the ability to successfully identify, acquire and integrate acquisitions, the effect of the Company's accounting policies, retention of key personnel and other risks more fully described in the Company's SEC filings, including the Form 10-K for the fiscal year ended March 31, 2018, under Item 1A - Risk Factors.  The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.

Westell Technologies, Inc.
Condensed Consolidated Statement of Operations
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended				Nine months ended
	December 31,	September 30,	December 31,		December 31,	December 31,
	2018	2018	2017		2018	2017
Revenue	$10,722	$10,106	$13,675		$33,865	$47,481
Cost of revenue	6,132	5,913	7,599		19,147	27,363
Gross profit	4,590	4,193	6,076		14,718	20,118
Gross margin	42.8%	41.5%	44.4%		43.5%	42.4%
Operating expenses:
R&D	1,736	1,843	1,542		5,011	6,023
Sales and marketing	1,999	1,876	1,950		6,012	6,278
General and administrative	1,738	1,400	1,502		4,672	5,022
Intangible amortization	830	832	1,047		2,652	3,142
Restructuring	—	—	—		—	165	(1)
Total operating expenses	6,303	5,951	6,041		18,347	20,630
Operating profit (loss)	(1,713)	(1,758)	35		(3,629)	(512)
Other income, net	158	165	79		442	799	(2)
Income (loss) before income taxes	(1,555)	(1,593)	114		(3,187)	287
Income tax benefit (expense)	(1)	(10)	685	(3)	(11)	660	(3)
Net income (loss) from continuing operations	(1,556)	(1,603)	799		(3,198)	947
Income (loss) from discontinued operations (4)	—	(138)	—		(138)	—
Net income (loss)	$(1,556)	$(1,741)	$799		$(3,336)	$947

Basic net income (loss) per share:
Basic net income (loss)	$(0.10)	$(0.11)	$0.05		$(0.21)	$0.06
Diluted net income (loss)	$(0.10)	$(0.11)	$0.05		$(0.21)	$0.06
Weighted-average number of common shares outstanding:
Basic	15,524	15,583	15,504		15,576	15,482
Diluted	15,524	15,583	15,755		15,576	15,679

(1) During the quarter ended September 30, 2017, the Company recorded restructuring expense related to severance costs for terminated employees.
(2) During the quarter ended September 30, 2017, the Company dissolved the NoranTel legal entity which triggered a one-time $0.6 million foreign currency gain with the reversal of the cumulative translation adjustment.
(3) During the quarter ended December 31, 2017, the Company had an income tax benefit of $697K from the release of the tax valuation allowance associated with previously generated alternative minimum tax (AMT) credits due to the enactment of the Tax Cuts and Jobs Act of 2017.
(4) During the quarter ended September 30, 2018, the Company recorded indemnification expense related to probable loss contingencies associated with a major customer contract related to a business which was previously sold and therefore is presented as discontinued operations.

Westell Technologies, Inc.
Condensed Consolidated Balance Sheet
(Amounts in thousands)

	December 31, 2018 (Unaudited)	March 31, 2018
Assets
Cash and cash equivalents	$27,065	$24,963
Short-term investments	—	2,779
Accounts receivable, net	6,980	8,872
Inventories	10,163	9,222
Prepaid expenses and other current assets	1,169	816
Total current assets	45,377	46,652
Land, property and equipment, net	1,434	1,601
Intangible assets, net	8,783	11,435
Tax receivable, non-current	697	697
Other non-current assets	63	74
Total assets	$56,354	$60,459
Liabilities and Stockholders’ Equity
Accounts payable	$2,936	$1,903
Accrued expenses	2,854	3,328
Accrued restructuring	—	63
Deferred revenue	679	1,790
Total current liabilities	6,469	7,084
Deferred revenue non-current	514	846
Other non-current liabilities	232	234
Total liabilities	7,215	8,164
Total stockholders’ equity	49,139	52,295
Total liabilities and stockholders’ equity	$56,354	$60,459

Westell Technologies, Inc.
Condensed Consolidated Statement of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three months ended December 31,	Nine months ended December 31,
	2018	2018		2017
Cash flows from operating activities:
Net income (loss)	$(1,556)	$(3,336)		$947
Reconciliation of net income (loss) to net cash used in operating activities:
Depreciation and amortization	979	3,092		3,747
Stock-based compensation	303	889		988
Loss on sale of fixed assets	—	1		10
Restructuring	—	—		165
Deferred taxes	—	—		(697)	(1)
Gain on disposal of foreign operations	—	—		(608)	(2)
Exchange rate loss (gain)	2	3		(20)
Changes in assets and liabilities:
Accounts receivable	(22)	1,892		1,025
Inventory	207	(941)		3,047
Accounts payable and accrued expenses	(276)	494		(3,542)
Deferred revenue	(459)	(1,114)	(3)	(618)
Prepaid expenses and other current assets	(38)	(353)		545
Other assets	10	11		80
Net cash provided by (used in) operating activities	(850)	638		5,069
Cash flows from investing activities:
Net maturity (purchase) of short-term investments	—	2,779		(4,537)
Purchases of property and equipment, net	(120)	(273)		(261)
Net cash provided by (used in) investing activities	(120)	2,506		(4,798)
Cash flows from financing activities:
Purchase of treasury stock	(433)	(1,038)		(558)
Net cash provided by (used in) financing activities	(433)	(1,038)		(558)
Gain (loss) of exchange rate changes on cash	(3)	(4)		1
Net increase (decrease) in cash and cash equivalents	(1,406)	2,102		(286)
Cash and cash equivalents, beginning of period	28,471	24,963	(4)	21,778
Cash and cash equivalents, end of period	$27,065	$27,065		$21,492	(4)

(1) During the quarter ended December 31, 2017, the Company had an income tax benefit of $697K from the release of the tax valuation allowance associated with previously generated alternative minimum tax (AMT) credits due to the enactment of the Tax Cuts and Jobs Act of 2017.
(2) During the quarter ended September 30, 2017, the Company dissolved the NoranTel legal entity which triggered a one-time $0.6 million foreign currency gain with the reversal of the cumulative translation adjustment.
(3) Includes the cumulative effect adjustment of the ASC 606 (Revenue from Contracts with Customers) adoption.
(4) As of March 31, 2018, and December 31, 2017, the Company had $2.8 million and $4.5 million, respectively, of short-term investments in addition to cash and cash equivalents.

Westell Technologies, Inc.
Segment Statement of Operations
(Amounts in thousands)
(Unaudited)

Sequential Quarter Comparison

	Three months ended December 31, 2018				Three months ended September 30, 2018
	IBW	ISM	CNS	Total	IBW	ISM	CNS	Total
Total revenue	$2,794	$5,116	$2,812	$10,722	$3,646	$2,646	$3,814	$10,106
Gross profit	1,069	2,899	622	4,590	1,692	1,422	1,079	4,193
Gross margin	38.3%	56.7%	22.1%	42.8%	46.4%	53.7%	28.3%	41.5%
R&D expenses	682	570	484	1,736	867	558	418	1,843
Segment profit	$387	$2,329	$138	$2,854	$825	$864	$661	$2,350

Year-over-Year Quarter Comparison

	Three months ended December 31, 2018				Three months ended December 31, 2017
	IBW	ISM	CNS	Total	IBW	ISM	CNS	Total
Total revenue	$2,794	$5,116	$2,812	$10,722	$5,223	$5,802	$2,650	$13,675
Gross profit	1,069	2,899	622	4,590	2,469	3,160	447	6,076
Gross margin	38.3%	56.7%	22.1%	42.8%	47.3%	54.5%	16.9%	44.4%
R&D expenses	682	570	484	1,736	750	547	245	1,542
Segment profit	$387	$2,329	$138	$2,854	$1,719	$2,613	$202	$4,534

Westell Technologies, Inc.
Reconciliation of GAAP to non-GAAP Financial Measures
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended			Nine months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
GAAP consolidated operating expenses	$6,303	$5,951	$6,041	$18,347	$20,630
Adjustments:
Stock-based compensation (1)	(291)	(284)	(305)	(854)	(955)
Amortization of intangibles (2)	(830)	(832)	(1,047)	(2,652)	(3,142)
Restructuring, separation, and transition (3)	—	—	—	—	(165)
Total adjustments	(1,121)	(1,116)	(1,352)	(3,506)	(4,262)
Non-GAAP consolidated operating expenses	$5,182	$4,835	$4,689	$14,841	$16,368

	Three months ended			Nine months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
GAAP consolidated net income (loss)	$(1,556)	$(1,741)	$799	$(3,336)	$947
Less:
Income tax benefit (expense)	(1)	(10)	685	(11)	660
Other income, net	158	165	79	442	799
Discontinued operations (4)	—	$(138)	$—	(138)	$—
GAAP consolidated operating profit (loss)	$(1,713)	$(1,758)	$35	$(3,629)	$(512)
Adjustments:
Stock-based compensation (1)	303	295	316	889	988
Amortization of intangibles (2)	830	832	1,047	2,652	3,142
Restructuring, separation, and transition (3)	—	—	—	—	165
Total adjustments	1,133	1,127	1,363	3,541	4,295
Non-GAAP consolidated operating profit (loss)	$(580)	$(631)	$1,398	$(88)	$3,783
Depreciation	149	139	174	440	605
Non-GAAP consolidated Adjusted EBITDA (5)	$(431)	$(492)	$1,572	$352	$4,388

	Three months ended			Nine months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
GAAP consolidated net income (loss)	$(1,556)	$(1,741)	$799	$(3,336)	$947
Adjustments:
Stock-based compensation (1)	303	295	316	889	988
Amortization of intangibles (2)	830	832	1,047	2,652	3,142
Restructuring, separation, and transition (3)	—	—	—	—	165
Discontinued operations (4)	—	138	—	138	—
Foreign currency translation adjustment (6)	—	—	—	—	(608)
Income taxes (7)	—	—	(697)	—	(697)
Total adjustments	1,133	1,265	666	3,679	2,990
Non-GAAP consolidated net income (loss)	$(423)	$(476)	$1,465	$343	$3,937
GAAP consolidated net income (loss) per common share:
Diluted	$(0.10)	$(0.11)	$0.05	$(0.21)	$0.06
Non-GAAP consolidated net income (loss) per common share:
Diluted	$(0.03)	$(0.03)	$0.09	$0.02	$0.25
Average number of common shares outstanding:
Diluted	15,524	15,583	15,755	15,663	15,679
The Company conforms to U.S. Generally Accepted Accounting Principles (GAAP) in the preparation of its financial statements. The schedules above reconcile the Company's non-GAAP financial measures to the most directly comparable GAAP measure. The adjustments share one or more of the following characteristics: they are unusual and the Company does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company's control. Management believes that the non-GAAP financial information provides meaningful supplemental information to investors. Management also believes the non-GAAP financial information reflects the Company's core ongoing operating performance and facilitates comparisons across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results. Non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.
Footnotes:

(1) Stock-based compensation is a non-cash expense incurred in accordance with share-based compensation accounting standards.
(2) Amortization of intangibles is a non-cash expense arising from previously acquired intangible assets.
(3) Restructuring, separation, and transition expenses are not directly related to the ongoing performance of our fundamental business operations.
(4) During the quarter ended September 30, 2018, the Company recorded indemnification expense related to probable loss contingencies associated with a major customer contract related to a business which was previously sold and therefore is presented as discontinued operations.
(5) EBITDA is a non-GAAP measure that represents Earnings Before Interest, Taxes, Depreciation, and Amortization. The Company presents Adjusted EBITDA.
(6) Non-recurring foreign currency translation gain related to the wind-up of the NoranTel legal entity during the quarter ended September 30, 2017.
(7) Adjustment removes one-time tax effect of changes in valuation allowance reserves associated with previously generated alternative minimum tax (AMT) credits due to the Tax Cuts and Jobs Act of 2017.

For additional information, contact:

Tom Minichiello Chief Financial Officer Westell Technologies, Inc. +1 (630) 375 4740 tminichiello@westell.com